 Exhibit 10.14

October 24, 2016

Eric Remer

1695 Orchard Avenue

Boulder, CO 80304

This is a letter understanding that outlines the key terms of your employment with PaySimple.

Compensation:

Base Salary: Initial salary for the remainder of 2016 in this position will remain at $295,000 annually, less applicable withholdings, payable bi-weekly. Salary will be re-evaluated for 2017.

Annual Bonus: Target bonus is 45% of base salary (again for 2016) and will be based upon bonus schedule provided in the data room (attached).

Deal Bonus: Participation in a deal bonus pool that will be calculated as 2% of enterprise value of each completed acquisition. I will receive a minimum of 33% of the deal bonus pool (as will Marc) which will be allocated base upon Eric Remer and Marc Thompson mutual agreement.

Incentive Compensation: The Company shall has issued described in the documents attached as Exhibits (Will add but it is just the common stock, restricted stock and the 2016 equity incentive plan that have all been granted).

Benefits:

I will be eligible to participate in PaySimple benefit plans. Your benefits package at the time of this offer will include:

Health: Cigna Health Insurance (we fully cover the cost of all PaySimple full-time employees on our H.S.A. plan option, with the option to buy up to our PPO plan, plus 50% of the cost of dependent coverage)

Health Reimbursement: You will be reimbursed your annual premiums in a one-time bonus every January

Dental: Voluntary through Delta Dental PPO

Vision: Voluntary through Cigna Vision

Short Term Disability: We fully pay for a short term disability policy for all full-time employees through Lincoln Financial.

Long Term Disability: Voluntary through Lincoln Financial.

Supplemental: Voluntary Accident through AllState

401(k): Great West

FSA Flexible Spending Accounts (Medical/Dental/Vision and Dependent Care): Rocky Mountain Reserve

Wellness Stipend: $100/month (toward your gym, other wellness membership)

Time away from work

Three weeks of annual vacation with no carryover: You will earn one additional vacation day for every year of service at PaySimple.

Five personal/flex days Can be used for either pre-planned time off or as sick days

Two sick days

Reasonable Expenses Reimbursement: You will be reimbursed all reasonable expenses attributable to PaySimple responsibilities.

Holidays: PaySimple observes New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas as paid holidays for full time employees as well as your birthday as a paid holiday.

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These materials are provate and confidential

/s/ Mark Hastings
Mark Hastings

/s/ Eric Remer	January 1, 2017
Eric Remer	Date

Copyright PaySimple © 2012	Page | 3
These materials are provate and confidential